BARNETT & LINN
ATTORNEYS AT LAW
60 Kavenish Drive • Rancho Mirage, CA 92270

www.barnettandlinn.com
WILLIAM B. BARNETT		TELEPHONE: 442-427-7571
Attorney/Principal		wbarnett@wbarnettlaw.com

June 24, 2026

Exhibit 5.1

Board of Directors

BOUMARANG INC,

200 Spectrum Center Drive

Irvine, CA 92618

Ladies and Gentlemen:

We have acted as counsel to BOUMARANG INC., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1, and amendments thereto, (the “Registration Statement “) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for the sale of up to 125,000 shares of Common Stock, par value $0.0001 (“Shares”) by the Company at price of $2.00 per share for an aggregate gross proceed to the Company of $250,000.00. This is an initial public offering, and the Company’s stock is currently not traded. This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this opinion letter, we have examined such certificates, documents, and records and have made such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such an investigation, we have relied, without independent verification, on certificates of officers of the Company, public officials, and other appropriate persons.

Based upon and relying solely upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when sold pursuant to the terms described in the Registration Statement, will be legally issued, fully paid, and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is limited to the application of the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdictions. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Barnett & Linn
Barnett & Linn